Exhibit 99.1

FOR IMMEDIATE RELEASE

COVIA ANNOUNCES FOURTH QUARTER AND FULL YEAR 2018 RESULTS

•	Fourth quarter 2018 volumes of 7.8 million tons; full year 2018 pro forma volumes of 35.2 million tons
•	Fourth quarter 2018 revenues of $441 million; full year 2018 pro forma revenues of $2.3 billion
•	Fourth quarter 2018 net loss from continuing operations of $48.1 million; full year 2018 pro forma net loss from continuing operations of $185.5 million
•	Fourth quarter 2018 Adjusted EBITDA of $43.9 million; full year 2018 pro forma Adjusted EBITDA of $455.9 million
•	Fourth quarter 2018 net cash provided by operating activities of $57.1 million

INDEPENDENCE, Ohio, March 21, 2019 (GLOBE NEWSWIRE) — Covia (NYSE:CVIA), a leading provider of mineral-based and material solutions for the Industrial and Energy markets, today announced results for the fourth quarter and full year ended December 31, 2018. As a result of the merger that closed on June 1, 2018, Covia’s 2018 reported results under U.S. generally accepted accounting principles (“GAAP”) include the consolidated financial results of both Unimin Corporation (“Unimin”) and Fairmount Santrol Holdings Inc. (“Fairmount Santrol”) for the seven months ended December 31, 2018, as well as the stand-alone results for Unimin for the five months ended May 31, 2018, including the high-purity quartz (“HPQ”) business reported as discontinued operations. Selected pro forma financial results, which reflect combined Unimin and Fairmount Santrol operations prior to the merger and exclude HPQ results, have been provided as exhibits with this release.

Jenniffer Deckard, President and Chief Executive Officer, commented, “We are proud of our team’s integration efforts, which are nearing completion and ahead of schedule, as well as our ability to overcome significant market headwinds and deliver fourth quarter volumes that squarely met the guidance we provided for both our Industrial and Energy segments. Our Industrial segment again posted solid top-line results aided by steady economic growth and our unique and diverse combination of mineral, geographic and end market exposure. The overall Energy market was softer than we had initially anticipated, and we faced some challenges related to the ramp-up of our local sand plants; however, we successfully navigated these challenges by leveraging our well-positioned Energy assets to deliver solutions to our customers in all major basins.”

“So far in 2019, demand within our Industrial segment has been relatively flat, and we have instituted low single-digit percentage price increases, on average, across our Industrial portfolio. We anticipate improving demand as we progress through 2019,” Ms. Deckard added. “Energy volumes through most of the first quarter were similar to fourth quarter levels, but we have seen a noticeable strengthening of demand in March. While weather and start up-related challenges have created cost headwinds in the first quarter, we have recently made significant progress in scaling our local plants and have instituted a modest price increase for Northern White sand, and we anticipate additional price opportunities in the second quarter. These positive developments have given us momentum as we exit March, and we expect a meaningfully stronger second quarter.”

Ms. Deckard concluded, “Given our sharp focus on cash flow generation, we have also taken decisive actions to align our capacity and cost structure with current demand. We remain confident that our recent capacity and cost reduction initiatives, combined with synergy capture, capital discipline and our balanced and diverse business model, including our large base of Industrial profitability, will allow us to invest in our core businesses and generate cash flow to reduce net debt as we progress through 2019.”

Fourth Quarter 2018 Results

•

Total volumes of 7.8 million tons, a decline of 4% sequentially driven primarily by lower Energy volumes and seasonality in the Industrial segment. Fourth quarter 2018 total volumes decreased 14% compared to the fourth quarter of 2017 on a pro forma basis.

•

Total revenues of $441.3 million, a decline of 16% sequentially driven by modestly lower Energy volumes and pricing and normal Industrial seasonality. Fourth quarter 2018 total revenues were down 28% compared to the fourth quarter of 2017 on a pro forma basis due to lower Energy volumes and pricing partially offset by higher Industrial revenues.

•	Net loss from continuing operations of $48.1 million, or $0.37 per share.
•	Adjusted EBITDA of $43.9 million compared to $84.1 million in the third quarter 2018 and $127.8 million in the fourth quarter 2017 on a pro forma basis.
o

Fourth quarter 2018 Adjusted EBITDA was negatively impacted by an $8.1 million gross margin loss from the Seiling and Kermit plants as they scaled production, and $3.6 million in non-cash inventory purchase accounting charges, partially offset by the positive impact of a $5.0 million revaluation of a contingent consideration liability.

•	Net cash flow provided by operating activities of $57.1 million.

Full Year 2018 Results

•	Total volumes of 35.2 million tons, a decline of 2% compared to 2017 on a pro forma basis.
•	Total revenues of $2.3 billion, an increase of 3% compared to 2017 on a pro forma basis.
•	Net loss from continuing operations of $185.5 million on a pro forma basis.
o

2018 net loss from continuing operations was negatively impacted by $309.0 million in pre-tax charges resulting from $267.0 million of goodwill and asset impairment, $27.7 million of restructuring activities, and $14.3 million of non-cash stock compensation.

•	Adjusted EBITDA of $455.9 million, an increase of $3.4 million compared to 2017 on a pro forma basis.
o

2018 Adjusted EBITDA was negatively impacted by $28.3 million in non-cash inventory purchase accounting charges, and a $21.4 million gross margin loss from local sand plants as they started and scaled production, partially offset by the positive impact of a $5.0 million revaluation of a contingent consideration liability.

Fourth Quarter 2018 Segment Results

Industrial Segment Results

•	Volumes of 3.5 million tons, up 1% from the fourth quarter of 2017 on a pro forma basis.
•	Revenues of $185.7 million, up 2% from the fourth quarter of 2017 on a pro forma basis, aided by price increases instituted at the beginning of 2018.
•

Segment gross profit of $50.5 million, down $3.4 million, or 6%, from the fourth quarter of 2017 on a pro forma basis due to continued higher utility costs in Mexico and lower fixed cost leverage at hybrid plants due to decreased Energy volumes.

o	Segment gross profit for the fourth quarter was negatively impacted by $1.1 million of non-cash inventory purchase accounting charges.

Energy Segment Results

•	Volumes of 4.4 million tons, down 3% sequentially.
o	Local sand volumes were approximately 700 thousand tons in the fourth quarter of 2018 versus nearly 180 thousand tons in the third quarter of 2018.
•	Revenues of $255.6 million, down 21% sequentially, driven by lower Northern White sand volumes and pricing and a mix shift toward FOB mine sales.
•	Segment gross profit of $31.3 million, down $29.7 million sequentially, driven primarily by lower pricing and lower fixed cost leverage.
o

Combined, the Company’s three local sand plants generated positive gross profit during the fourth quarter; however, segment gross profit for the fourth quarter of 2018 was negatively impacted by an $8.1 million gross margin loss from its Kermit and Seiling plants as they scaled production. Additionally, gross profit was negatively impacted by $2.5 million in non-cash inventory purchase accounting charges. Combined, these items totaled $10.6 million.

Full Year 2018 Segment Results

Industrial Segment Results

•	Volumes of 14.5 million tons, similar to 2017 on a pro forma basis.
•	Revenues of $784.3 million, up 3% over 2017 on a pro forma basis, with 2018 results aided by price increases.

•	Segment gross profit of $224.6 million, down 6% from 2017 on a pro forma basis, driven by higher energy and stripping costs and unfavorable foreign exchange changes in Mexico.
o	Segment gross profit was negatively impacted by $3.7 million of non-cash inventory purchase accounting charges.

Energy Segment Results

•	Volumes of 20.7 million tons, down 4% from 2017, on a pro forma basis.
•	Revenues of $1.5 billion, an increase of 3% from 2017, on a pro forma basis. 2018 results benefited from higher average pricing, particularly in the first half of the year.
•	Segment gross profit of $395.7 million, down $20.6 million from 2017, on a pro forma basis.
o

Segment gross profit for 2018 was negatively impacted by $24.6 million in non-cash inventory purchase accounting charges, $21.4 million in gross margin losses from the start-up and scaling of local sand facilities and $6.7 million in impairment charges from idled facilities. Combined, these items totaled $52.7 million.

Balance Sheet Update

•	Total liquidity of $322 million as of December 31, 2018, which is composed of $134 million in cash and cash equivalents and $188 million availability on its revolving credit facility.
o	The Company amended the terms of its revolving credit facility to relax its covenant and maintain the facility size of $200 million.
•

Capital expenditures totaled $75.6 million during the fourth quarter of 2018 as certain expenditures which were included in its previously communicated plans for 2019 were incurred earlier than expected.

Production Rationalization

•	Covia has reduced effective annual capacity at its Tunnel City, Wisconsin plant by 2.0 million tons to 1.2 million tons.
•	The previously announced idling of the two Voca, Texas facilities, with a combined 1.6 million tons of annual capacity, was completed in the first quarter of 2019.
•	The Company has also idled its Guion, Arkansas coating plant.

Outlook

First quarter 2019 expectations are:

•	Industrial volumes of 3.5 million tons, relatively flat to first quarter of 2018 on a pro forma basis.
•	Energy volumes of 4.4 million tons, relatively flat sequentially.

Second quarter 2019 expectations are:

•	Industrial volumes of 3.8 million tons, relatively flat to the second quarter of 2018 on a pro forma basis.
•	Energy volumes of 5.0 million to 5.3 million tons.

Full year 2019 expectations are:

•	2019 selling, general and administrative expenses of $160 million to $170 million, which includes approximately $10 million in non-cash stock compensation.
•	2019 capital expenditures are expected to be in the range of $80 million to $100 million, compared to previous guidance of $90 million to $110 million.

Use of Certain Non-GAAP and Adjusted Financial Measures

Covia reports its financial results in accordance with GAAP. However, Covia’s management believes that certain non-GAAP financial measures help to facilitate comparisons of Company operating performance across periods. This release includes EBITDA and adjusted EBITDA, which are non-GAAP financial measures, including on a pro forma basis. Covia may also present other non-GAAP financial measures which are identified as “adjusted” results. A reconciliation of all non-GAAP financial measures to the most comparable GAAP financial measures is provided in exhibits attached to this release. Covia defines EBITDA as net income from continuing operations before interest expense, income tax expense, depreciation, depletion and amortization, and adjusted EBITDA as EBITDA before non-cash stock-based compensation, merger-related expenses, restructuring charges, asset impairments and certain other income or expenses. Covia defines pro forma EBITDA as net income from continuing operations before interest expense, income tax expense, depreciation, depletion and amortization for the combined Unimin and Fairmount Santrol operations for the periods reported and excludes HPQ results. Adjusted pro forma EBITDA is defined by Covia as pro forma EBITDA before non-cash stock-based compensation, asset impairments and certain other income or expenses. Pro forma financial results for 2018 and 2017, as shown in the exhibits attached to this release, include combined results of operations for Fairmount Santrol and Unimin for periods preceding the June 1, 2018 merger. Non-GAAP financial measures should not be considered a substitute for the financial results prepared in accordance with GAAP, but should be viewed in addition to the results as reported by Covia. Covia also believes pro forma EBITDA and pro forma adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operational performance and compare the results of our operations from period to period without regard to the Company’s financing costs or capital structure.

Conference Call

Covia will host a conference call and live webcast for analysts and investors today, March 21, 2019, at 8:30 a.m. Eastern Time to discuss its financial results. Interested parties are invited to listen to a live audio webcast of the conference call, which will be accessible on the Investor Relations section of the Company’s website (ir.CoviaCorp.com). To access the live webcast, please log in 15 minutes prior to the start of the call to download and install any necessary audio software. An archived replay of the call will also be available on the website. The call may also be accessed live by dialing (877) 273-6113 or, for international callers, (647) 689-5399. The conference ID for the call is 3864098. A replay will be available on the website and can be accessed by dialing (800) 585-8367 or (416) 621-4642. The passcode for the replay is 3864098. The replay of the call will be available through March 28, 2019.

About Covia

Covia is a leading provider of mineral-based material solutions for the Industrial and Energy markets, representing the legacy and combined strengths from the June 2018 merger of Unimin and Fairmount Santrol. The Company is a leading provider of diversified mineral solutions to the glass, ceramics, coatings, foundry, polymers, construction, water filtration, sports and recreation markets. The Company offers a broad array of high-quality products, including high-purity silica sand, nepheline syenite, feldspar, clay, kaolin, lime, resin systems and coated materials, delivered through its comprehensive distribution network. Covia offers its Energy customers an unparalleled selection of proppant solutions, additives, and coated products to enhance well productivity and to address both surface and down-hole challenges in all well environments. Covia has built long-standing relationships with a broad customer base consisting of blue-chip customers. Underpinning these strengths is an unwavering commitment to safety and to sustainable development further enhancing the value that Covia delivers to all of its stakeholders. For more information, visit CoviaCorp.com.

About the Merger

On June 1, 2018, Unimin completed a business combination (“merger”) whereby Fairmount Santrol, now known as Bison Merger Sub I, LLC, merged into a wholly-owned subsidiary of Unimin and ceased to exist as a separate corporate entity. Immediately following the consummation of the merger, Unimin changed its name to Covia Holdings Corporation and began operating under that name. The common stock of Fairmount Santrol was delisted from the NYSE prior to the market opening on June 1, 2018, and Covia commenced trading under the ticker symbol “CVIA” on that same date.

Caution Concerning Forward-Looking Statements

This release contains statements which, to the extent they are not statements of historical or present fact, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 (“PSLRA”), and such statements are intended to qualify for the protection of the safe harbor provided by the PSLRA. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the Company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of the Company’s management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are based upon management’s then-current views and assumptions regarding future events and operating performance. Although the Company’s management believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge, forward-looking statements involve risks, uncertainties and other factors which may materially affect the Company’s business, financial condition, and results of operations or liquidity.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to: changes in prevailing economic conditions, including fluctuations in supply of, demand for, and pricing of, the Company’s products; potential business uncertainties relating to the merger, including potential disruptions to the Company’s business and operational relationships, the Company’s ability to achieve anticipated synergies, and the anticipated costs, timing and complexity of the Company’s integration efforts; loss of, or reduction in, business from the Company’s largest customers or their failure to pay the Company; possible adverse effects of being leveraged, including interest rate, event of default or refinancing risks, as well as potentially limiting the Company’s ability to invest in certain market opportunities; the Company’s ability to successfully develop and market new products; the Company’s rights and ability to mine its property and its renewal or receipt of the required permits and approvals from government authorities and other third parties; the Company’s ability to implement and realize efficiencies from capacity expansion plans, and cost reduction initiatives within its time and budgetary parameters; increasing costs or a lack of dependability or availability of transportation services or infrastructure and geographic shifts in demand; changing legislative and regulatory initiatives relating to the Company’s business, including environmental, mining, health and safety, licensing, reclamation and other regulation relating to hydraulic fracturing (and changes in their enforcement and interpretation); silica-related health issues and corresponding litigation; seasonal and severe weather conditions; other operating risks beyond the Company’s control; the risks discussed in the Risk Factors section of the Company’s Amendment No. 2 to Form S-4 Registration Statement on Form S-4 as filed with the Securities and Exchange Commission (“SEC”) on April 23, 2018; and the other factors discussed from time to time in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC. This release should be read in conjunction with such filings, and you should consider all of such risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in its public announcements and SEC filing.

Covia
Condensed Consolidated Statements of Income (Loss)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(in thousands, except per share amounts)		(in thousands, except per share amounts)

Revenues	$441,330	$335,913	$1,842,937	$1,295,112
Cost of goods sold (excluding depreciation, depletion,
and amortization shown separately)	359,534	234,549	1,380,766	928,659

Operating expenses
Selling, general and administrative expenses(A)	45,828	32,832	145,593	99,087
Depreciation, depletion and amortization expense	63,996	29,363	196,455	101,560
Goodwill and other asset impairments	(10,609)	-	267,034	-
Restructuring charges	7,204	-	21,954	-
Other operating expense (income), net	(4,694)	1,273	(5,024)	3,102
Operating income (loss) from continuing operations	(19,929)	37,896	(163,841)	162,704

Interest expense, net	24,997	2,019	60,322	14,653
Other non-operating expense (income), net	(1,327)	21,540	54,832	25,989
Income (loss) from continuing operations before benefit from income taxes	(43,599)	14,337	(278,995)	122,062

Provision (benefit) for income taxes	4,511	(45,285)	3,987	(8,825)
Net income (loss) from continuing operations	(48,110)	59,622	(282,982)	130,887
Less: Net income from continuing operations attributable to the non-controlling interest	29	-	103	-
Net income (loss) from continuing operations attributable to Covia Holdings Corporation	(48,139)	59,622	(283,085)	130,887

Income from discontinued operations, net of tax	-	10,763	12,587	23,284

Net income (loss) attributable to Covia Holdings Corporation	$(48,139)	$70,385	$(270,498)	$154,171

Continuing operations earnings (loss) per share
Basic	$(0.37)	$0.50	$(2.26)	$1.09
Diluted	(0.37)	0.50	(2.26)	1.09

Discontinued operations earnings per share
Basic	-	0.09	0.10	0.20
Diluted	-	0.09	0.10	0.20

Earnings (loss) per share
Basic	(0.37)	0.59	(2.16)	1.29
Diluted	$(0.37)	$0.59	$(2.16)	$1.29

Weighted average number of shares outstanding
Basic	131,182	119,645	125,514	119,645
Diluted	131,182	119,645	125,514	119,645

(A) - Stock compensation expense of $2,365 and $5,812 for the three months and year ended December 31, 2018, respectively, is included within selling, general, and administrative expenses.

Covia
Condensed Consolidated Statements of Cash Flows
(unaudited)
	Year Ended December 31,
	2018	2017
	(in thousands)
Net income (loss) attributable to Covia Holdings Corporation	$(270,498)	$154,171
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion, and amortization	200,525	112,705
Amortization of deferred financing fees	3,489	-
Prepayment penalties on Senior Notes	2,213	-
Goodwill and other asset impairments	267,034	-
Restructuring charges	21,154	-
Inventory write-downs	6,744	-
Loss on disposal of fixed assets	107	-
Change in fair value of interest rate swaps, net	(296)	-
Deferred income tax benefit	(6,542)	(47,215)
Stock compensation expense	8,212	-
Net income from non-controlling interest	103	-
Other, net	(7,507)	(1,308)
Change in operating assets and liabilities, net of business combination effect:
Accounts receivable	105,850	(55,554)
Inventories	14,653	(7,383)
Prepaid expenses and other assets	(6,067)	5,101
Accounts payable	(59,062)	32,405
Accrued expenses	(32,725)	39,285
Net cash provided by operating activities	247,387	232,207

Cash flows from investing activities
Proceeds from sale of fixed assets	3,180	695
Capital expenditures	(264,052)	(108,854)
Cash of HPQ Co. distributed to Sibelco prior to Merger	(31,000)	-
Payments to Fairmount Santrol Holdings Inc. shareholders, net of cash acquired	(64,697)	-
Other investing activities	-	770
Net cash used in investing activities	(356,569)	(107,389)

Cash flows from financing activities
Proceeds from borrowings on Term Loan	1,650,000	-
Payments on Term Loan	(8,250)	-
Proceeds from borrowings on term debt	-	49,642
Payments on term debt	-	(103)
Prepayment on Unimin Term Loans	(314,642)	-
Prepayment on Senior Notes	(100,000)	-
Prepayment on Fairmount Santrol Holdings Inc. term loan	(695,625)	-
Fees for Term Loan and Senior Notes prepayment	(36,733)	-
Payments on capital leases and other long-term debt	(36,818)	-
Fees for Revolver	(4,500)	-
Cash Redemption payment to Sibelco	(520,377)	-
Proceeds from share-based awards exercised or distributed	464	-
Tax payments for withholdings on share-based awards exercised or distributed	(318)	-
Dividends paid	-	(50,000)
Net cash used in financing activities	(66,799)	(461)

Effect of foreign currency exchange rate changes	2,052	341
Increase (decrease) in cash and cash equivalents	(173,929)	124,698

Cash and cash equivalents:
Beginning of period	308,059	183,361
End of period	$134,130	$308,059

Covia
Condensed Consolidated Balance Sheets
(unaudited)
	December 31, 2018	December 31, 2017
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$134,130	$308,059
Accounts receivable, net	267,268	219,719
Inventories, net	162,970	79,959
Other receivables	40,306	27,963
Prepaid expenses and other current assets	20,941	16,322
Current assets of discontinued operations	-	66,906
Total current assets	625,615	718,928

Property, plant and equipment, net	2,834,361	1,136,104
Deferred tax assets, net	8,740	7,441
Goodwill	131,655	53,512
Intangibles, net	137,113	25,596
Other non-current assets	18,633	2,416
Non-current assets of discontinued operations	-	96,101
Total assets	$3,756,117	$2,040,098

Liabilities and Equity
Current liabilities
Current portion of long-term debt	$15,482	$50,045
Accounts payable	145,070	101,983
Accrued expenses	130,161	88,208
Current liabilities of discontinued operations	-	10,027
Total current liabilities	290,713	250,263

Long-term debt	1,612,887	366,967
Employee benefit obligations	54,789	97,798
Deferred tax liabilities, net	267,350	62,614
Other non-current liabilities	75,425	29,057
Non-current liabilities of discontinued operations	-	8,084
Total liabilities	2,301,164	814,783

Equity
Common stock	1,777	1,777
Additional paid-in capital	388,027	43,941
Retained earnings	1,647,959	1,918,457
Accumulated other comprehensive loss	(95,225)	(128,228)
Treasury stock at cost	(488,141)	(610,632)
Non-controlling interest	556	-
Total equity	1,454,953	1,225,315
Total liabilities and equity	$3,756,117	$2,040,098

Covia
Pro Forma Segment Information
(unaudited)
(in thousands)
	Three Months Ended December 31,
	2018			2017
	Covia, As Reported	—	—	Covia, As Reported	Fairmount Santrol Pre-Merger(1)	Covia Pro Forma Combined(2)
Volumes (tons)
Energy	4,354	—	—	2,854	2,777	5,631
Industrial	3,483	—	—	2,882	581	3,463
Total volumes	7,837	—	—	5,736	3,358	9,094

Revenues
Energy	$255,611	—	—	$182,638	$245,193	$427,831
Industrial	185,719	—	—	153,275	28,743	182,018
Total revenues	441,330	—	—	335,913	273,936	609,849

Segment gross profit(3)
Energy	31,252	—	—	59,711	76,332	136,043
Industrial	50,544	—	—	41,653	12,253	53,906
Total segment gross profit	$81,796	—	—	$101,364	$88,585	$189,949

	Year Ended December 31,
	2018			2017
	Covia, As Reported	Fairmount Santrol Pre-Merger(1)	Covia Pro Forma Combined(2)	Covia, As Reported	Fairmount Santrol Pre-Merger(1)	Covia Pro Forma Combined(2)
Volumes (tons)
Energy	16,101	4,588	20,689	11,216	10,278	21,494
Industrial	13,480	1,048	14,528	12,070	2,478	14,548
Total volumes	29,581	5,636	35,217	23,286	12,756	36,042

Revenues
Energy	$1,114,424	$421,526	$1,535,950	$655,937	$834,749	$1,490,686
Industrial	728,513	55,805	784,318	639,175	125,046	764,221
Total revenues	1,842,937	477,331	2,320,268	1,295,112	959,795	2,254,907

Segment gross profit(3)
Energy	258,996	136,668	395,664	181,715	234,567	416,282
Industrial	203,175	21,440	224,615	184,738	54,027	238,765
Total segment gross profit	$462,171	$158,108	$620,279	$366,453	$288,594	$655,047

	Three Months Ended September 30,
	2018			2017
	Covia, As Reported	—	—	Covia, As Reported	Fairmount Santrol Pre-Merger(1)	Covia Pro Forma Combined(2)
Volumes (tons)
Energy	4,497	—	—	3,081	2,832	5,913
Industrial	3,680	—	—	3,101	615	3,716
Total volumes	8,177	—	—	6,182	3,447	9,629

Revenues
Energy	$324,606	—	—	$185,693	$249,751	$435,444
Industrial	198,762	—	—	162,115	30,299	192,414
Total revenues	523,368	—	—	347,808	280,050	627,858

Segment gross profit(3)
Energy	60,961	—	—	55,940	80,542	136,482
Industrial	56,805	—	—	47,174	13,663	60,837
Total segment gross profit	$117,766	—	—	$103,114	$94,205	$197,319
__________

(1) 2018 Fairmount Santrol Pre-Merger financial results for the year ended December 31, 2018 are for Fairmount Santrol Holdings Inc. ("Fairmount Santrol"), for the five months ended May 31, 2018, the day before the merger between Fairmount Santrol and Unimin Corporation ("Unimin") occurred on June 1, 2018.  Such results are based on Fairmount Santrol's unaudited internal financial statements and have been prepared on a basis substantially consistent with Fairmount Santrol's prior audited financial statements, but have not been reviewed by the Company's independent auditors.  Both Fairmount Santrol and Unimin reported financial results on a calendar fiscal year.  2017 Fairmount Santrol Pre-Merger financial results are for Fairmount Santrol for the three months and year ended December 31, 2017 and three months ended September 30, 2017, as previously reported by Fairmount Santrol.

(2) The unaudited Covia Pro Forma Combined financial results include the aggregate results of operations for legacy Fairmount Santrol and legacy Unimin including periods preceding the June 1, 2018 merger in addition to the Covia, As Reported results for periods on and after the date of the merger.

(3) As a result of the June 1, 2018 merger, legacy Fairmount Santrol inventories were written up to fair value under Generally Accepted Accounting Principles ("GAAP").  For the three months ended December 31, 2018, $3.6 million of this write-up was expensed through cost of sales thereby reducing segment gross profit.  Of this $3.6 million for the three months ended December 31, 2018, $2.5 million and $1.1 million impacted the Energy and Industrial segments, respectively.  For the year ended December 31, 2018, $28.3 million of this write-up was expensed through cost of sales thereby reducing segment gross profit.  Of this $28.3 million for the year ended December 31, 2018, $24.6 million and $3.7 million impacted the Energy and Industrial segments, respectively.  For the three months ended September 30, 2018, $5.5 million of this write-up was expensed through cost of sales thereby reducing segment gross profit.  Of this $5.5 million, $4.1 million and $1.4 million impacted the Energy and Industrial segments, respectively.

Additionally, for the year ended December 31, 2018, the Company recognized $6.7 million of impairment charges in the Energy segment cost of sales, related to inventories located at recently idled facilities, thereby reducing segment gross profit.

In the three months and year ended December 31, 2018, Energy segment gross profit was negatively impacted by $8.1 million and $21.4 million, respectively from the in-basin facilities due to start-up costs and losses as they were scaling production.  In the three months ended September 30, 2018, Energy segment gross profit was negatively impacted by $6.3 million from the in-basin facility losses as they were scaling production.

Covia
Pro Forma Net Income (Loss) Information & Reconciliation to Non-GAAP Measures (unaudited)

The following table reconciles EBITDA and Adjusted EBITDA, non-GAAP financial measures, to the most directly comparable GAAP measure, net income (loss) from continuing operations (amounts in thousands)

	Three Months Ended December 31,
	2018				2017
	As Reported	Fairmount Santrol Pre-Merger	Merger Pro Forma Adjustments(1)	Covia Pro Forma Combined(2)	As Reported	Fairmount Santrol Pre-Merger(3)	Merger Pro Forma Adjustments(1)	Covia Pro Forma Combined(2)
Revenues	$441,330	—	$-	$441,330	$335,913	$273,936	$-	$609,849
Cost of goods sold (excluding depreciation, depletion,
and amortization shown separately)(4)	359,534	—	-	359,534	234,549	185,351	-	419,900

Operating expenses
Selling, general and administrative expenses	45,828	—	-	45,828	32,832	33,802	(6,835)	59,799
Depreciation, depletion and amortization expense	63,996	—	(16,672)	47,324	29,363	17,411	14,171	60,945
Goodwill and other asset impairments	(10,609)	—	-	(10,609)	-	-	-	-
Restructuring charges	7,204	—	-	7,204	-	-	-	-
Other operating expense (income), net	(4,694)	—	-	(4,694)	1,273	1,227	-	2,500
Operating income (loss) from continuing operations	(19,929)	—	16,672	(3,257)	37,896	36,145	(7,336)	66,705

Interest expense, net	24,997	—	(372)	24,625	2,019	18,778	(183)	20,614
Loss on debt extinguishment and repurchase	-	—	-	-	-	2,898	-	2,898
Other non-operating expense, net	(1,327)	—	(1,289)	(2,616)	21,540	-	(19,300)	2,240
Income (loss) from continuing operations before provision (benefit) for income taxes	(43,599)	—	18,333	(25,266)	14,337	14,469	12,147	40,953

Provision (benefit) for income taxes	4,511	—	4,216	8,727	(45,285)	(6,196)	4,494	(46,987)
Net income (loss) from continuing operations	(48,110)	—	14,117	(33,993)	59,622	20,665	7,653	87,940
Less: Net income from continuing operations attributable to the non-controlling interest	29	—	-	29	-	104	-	104
Net income (loss) from continuing operations attributable to Covia Holdings Corporation	(48,139)	—	14,117	(34,022)	59,622	20,561	7,653	87,836

Interest expense, net	24,997	—	(372)	24,625	2,019	18,778	(183)	20,614
Provision (benefit) for income taxes	4,511	—	4,216	8,727	(45,285)	(6,196)	4,494	(46,987)
Depreciation, depletion and amortization expense	63,996	—	(16,672)	47,324	29,363	17,411	14,171	60,945
EBITDA	45,365	—	1,289	46,654	45,719	50,554	26,135	122,408

Non-cash stock compensation expense(5)	2,365	—	-	2,365	-	2,489	-	2,489
Costs and expenses related to the Merger and integration(6)	3,156	—	(1,289)	1,867	19,300	6,835	(26,135)	-
Restructuring expenses(7)	3,599	—	-	3,599	-	-	-	-
Goodwill and other asset impairments(8)	(10,609)	—	-	(10,609)	-	-	-	-
Write-off deferred financing fees and loss on debt extinguishment and repurchase(9)	-	—	-	-	-	2,898	-	2,898
Adjusted EBITDA	$43,876	—	$-	$43,876	$65,019	$62,776	$-	$127,795

	Year Ended December 31,
	2018				2017
	As Reported	Fairmount Santrol Pre-Merger(1)	Merger Pro Forma Adjustments(1)	Pro Forma Combined(2)	As Reported	Fairmount Santrol Pre-Merger(3)	Merger Pro Forma Adjustments(1)	Pro Forma Combined(2)
Revenues	$1,842,937	$477,332	$-	$2,320,269	$1,295,112	$959,795	$-	$2,254,907
Cost of goods sold (excluding depreciation, depletion,
and amortization shown separately)(4)	1,380,766	319,224	-	1,699,990	928,659	671,201	-	1,599,860

Operating expenses
Selling, general and administrative expenses	145,593	44,156	-	189,749	99,087	113,240	(8,312)	204,015
Depreciation, depletion and amortization expense	196,455	29,313	(15,085)	210,683	101,560	69,410	60,593	231,563
Goodwill and other asset impairments	267,034	-	-	267,034	-	-	-	-
Restructuring charges	21,954	-	-	21,954	-	-	-	-
Other operating expense (income), net	(5,024)	(2,292)	-	(7,316)	3,102	(1,072)	-	2,030
Operating income (loss) from continuing operations	(163,841)	86,931	15,085	(61,825)	162,704	107,016	(52,281)	217,439

Interest expense, net	60,322	25,686	8,428	94,436	14,653	56,408	30,876	101,937
Loss on debt extinguishment and repurchase	-	-	-	-	-	2,898	-	2,898
Other non-operating expense, net	54,832	28,057	(79,169)	3,720	25,989	-	(19,300)	6,689
Income (loss) from continuing operations before provision (benefit) for income taxes	(278,995)	33,188	85,826	(159,981)	122,062	47,710	(63,857)	105,915

Provision (benefit) for income taxes	3,987	1,683	19,740	25,410	(8,825)	(5,715)	(23,627)	(38,167)
Net income (loss) from continuing operations	(282,982)	31,505	66,086	(185,391)	130,887	53,425	(40,230)	144,082
Less: Net income from continuing operations attributable to the non-controlling interest	103	3	-	106	-	297	-	297

Net income (loss) from continuing operations attributable to Covia Holdings Corporation	(283,085)	31,502	66,086	(185,497)	130,887	53,128	(40,230)	143,785

Interest expense, net	60,322	25,686	8,428	94,436	14,653	56,408	30,876	101,937
Provision (benefit) for income taxes	3,987	1,683	19,740	25,410	(8,825)	(5,715)	(23,627)	(38,167)
Depreciation, depletion and amortization expense	196,455	29,313	(15,085)	210,683	101,560	69,410	60,593	231,563
EBITDA	(22,321)	88,184	79,169	145,032	238,275	173,231	27,612	439,118

Non-cash stock compensation expense(5)	5,812	8,482	-	14,294	-	10,071	-	10,071
Costs and expenses related to the Merger and integration(6)	52,979	28,057	(79,169)	1,867	19,300	8,312	(27,612)	-
Restructuring expenses(7)	27,660	-	-	27,660	-	-	-	-
Goodwill and other asset impairments(8)	267,034	-	-	267,034	-	-	-	-
Write-off of deferred financing costs and loss on debt extinguishment and repurchase(9)	-	-	-	-	-	3,287	-	3,287
Adjusted EBITDA	$331,164	$124,723	$-	$455,887	$257,575	$194,901	$-	$452,476

	Three Months Ended September 30,
	2018				2017
	As Reported	Fairmount Santrol Pre-Merger(1)	Merger Pro Forma Adjustments(1)	Pro Forma Combined(2)	As Reported	Fairmount Santrol Pre-Merger(3)	Merger Pro Forma Adjustments(1)	Pro Forma Combined(2)
Revenues	$523,368	—	$-	$523,368	$347,808	$280,050	$-	$627,858
Cost of goods sold (excluding depreciation, depletion,
and amortization shown separately)(4)	405,602	—	-	405,602	244,694	185,845	-	430,539

Operating expenses
Selling, general and administrative expenses	43,164	—	-	43,164	24,210	31,105	(1,333)	53,982
Depreciation, depletion and amortization expense	68,584	—	(10,392)	58,192	24,639	17,497	14,206	56,342
Goodwill and other asset impairments	265,343	—	-	265,343	-	-	-	-
Restructuring charges	14,750	—	-	14,750	-	-	-	-
Other operating expense (income), net	(974)	—	-	(974)	(6)	(1,594)	-	(1,600)
Operating income (loss) from continuing operations	(273,101)	—	10,392	(262,709)	54,271	47,197	(12,873)	88,595

Interest expense, net	23,530	—	(372)	23,158	5,104	12,110	9,429	26,643
Other non-operating expense, net	9,043	—	(5,600)	3,443	1,374	-	-	1,374
Income from continuing operations before provision for income taxes	(305,674)	—	16,364	(289,310)	47,793	35,087	(22,302)	60,578

Provision (benefit) for income taxes	(16,848)	—	3,764	(13,084)	20,090	1,156	(8,252)	12,994
Net income (loss) from continuing operations	(288,826)	—	12,600	(276,226)	27,703	33,931	(14,050)	47,584
Less: Net income (loss) from continuing operations attributable to the non-controlling interest	(32)	—	-	(32)	-	(25)	-	(25)
Net income (loss) from continuing operations attributable to Covia Holdings Corporation	(288,794)	—	12,600	(276,194)	27,703	33,956	(14,050)	47,609

Interest expense, net	23,530	—	(372)	23,158	5,104	12,110	9,429	26,643
Provision (benefit) for income taxes	(16,848)	—	3,764	(13,084)	20,090	1,156	(8,252)	12,994
Depreciation, depletion and amortization expense	68,584	—	(10,392)	58,192	24,639	17,497	14,206	56,342
EBITDA	(213,528)	—	5,600	(207,928)	77,536	64,719	1,333	143,588

Non-cash stock compensation expense(5)	2,654	—	-	2,654	-	2,402	-	2,402
Costs and expenses related to the Merger and integration(6)	5,600	—	(5,600)	-	-	1,333	(1,333)	-
Restructuring expenses(7)	24,061	—	-	24,061	-	-	-	-
Goodwill and other asset impairments(8)	265,343	—	-	265,343	-	-	-	-
Adjusted EBITDA	$84,130	—	$-	$84,130	$77,536	$68,454	$-	$145,990
__________

(1) The unaudited pro forma condensed financial information presents the Company’s combined results as if the Merger had occurred on January 1, 2017.   The pro forma financial information was prepared to give effect to events that are (i) directly attributable to the Merger; (ii) factually supportable; and (iii) expected to have a continuing impact on the Company’s results.   All material intercompany transactions during the periods presented have been eliminated.  These pro forma results include adjustments for interest expense that would have been incurred to finance the transaction and reflect purchase accounting adjustments for additional depreciation, depletion and amortization on acquired property, plant and equipment and intangible assets in prior periods which resulted in a reduction to depreciation, depletion and amortization in the current periods.  The pro forma results exclude Merger related transaction costs and expenses that were incurred in conjunction with the transaction for all periods presented.  2018 Fairmount Santrol Pre-Merger financial results for the year ended December 31, 2018 are for Fairmount Santrol Holdings Inc. ("Fairmount Santrol"), for the five months ended May 31, 2018, the day before the merger between Fairmount Santrol and Unimin Corporation ("Unimin") occurred on June 1, 2018.

(2) The unaudited Covia Pro Forma Combined financial results include the aggregate results of operations for legacy Fairmount Santrol and legacy Unimin including periods preceding the June 1, 2018 merger in addition to the Covia, As Reported results for periods on and after the date of the merger.

(3) 2017 Fairmount Santrol Pre-Merger financial results are for Fairmount Santrol for the three months and year ended December 31, 2017 and three months ended September 30, 2017, as previously reported by Fairmount Santrol.

(4) As a result of the June 1, 2018 merger, legacy Fairmount Santrol inventories were written up to fair value under Generally Accepted Accounting Principles ("GAAP").  For the three months ended December 31, 2018, $3.6 million of this write-up was expensed through cost of sales thereby reducing segment gross profit.  Of this $3.6 million for the three months ended December 31, 2018, $2.5 million and $1.1 million impacted the Energy and Industrial segments, respectively.  For the year ended December 31, 2018, $28.3 million of this write-up was expensed through cost of sales thereby reducing segment gross profit.  Of this $28.3 million for the year ended December 31, 2018, $24.6 million and $3.7 million impacted the Energy and Industrial segments, respectively.  For the three months ended September 30, 2018, $5.5 million of this write-up was expensed through cost of sales thereby reducing segment gross profit.  Of this $5.5 million, $4.1 million and $1.4 million impacted the Energy and Industrial segments, respectively.

Additionally, for the year ended December 31, 2018, the Company recognized $6.7 million of impairment charges in the Energy segment cost of sales, related to inventories located at recently idled facilities, thereby reducing segment gross profit.

In the three months and year ended December 31, 2018, Energy segment gross profit was negatively impacted by $8.1 million and $21.4 million, respectively from the in-basin facilities due to start-up costs and losses as they were scaling production.  In the three months ended September 30, 2018, Energy segment gross profit was negatively impacted by $6.3 million from the in-basin facility losses as they were scaling production.

(5) Represents the non-cash expense for stock-based awards issued to employees and outside directors. Stock compensation expenses are reported in Selling, general & administrative expenses ("SG&A").

(6) Costs and expenses related to the Merger with Fairmount Santrol include legal, accounting, financial advisory services, severance, debt extinguishment, and integration expenses.  Additionally, it includes stock compensation expense related to accelerated awards as a result of the Merger.

(7) Represents expenses associated with restructuring activities as a result of the Merger and idled plant facilities, including, inventory write-downs, pension and severance expenses, in addition to other liabilities recognized.  For the year ended December 31, 2018 and for the three months ended September 30, 2018, inventory write-downs of $6.7 million are recorded in cost of goods sold.  In the three months and year ended December 31, 2018, pension related income of $3.6 million and $1.0 million are recorded in Other non-operating expense, net.  In the three months ended September 30, 2018, pension related expenses of $2.6 million is recorded in Other non-operating expense, net.

(8) Represents expenses associated with the impairment of goodwill in the Energy segment and the impairment of assets from recently idled facilities for the three months and year ended December 31, 2018.  Also includes charges from a terminated project for the year ended December 31, 2018 due to post-Merger synergies and capital optimization.

(9) Represents write-off of deferring financing fees and debt extinguishment losses related to the legacy Fairmount Santrol debt refinancing and prepayment activities in 2017.

Investor contact:

Matthew Schlarb

440-214-3284

Matthew.Schlarb@coviacorp.com

Source: Covia